                                                                     Exhibit 2.3


                    AMENDMENT NO. 2 TO ACQUISITION AGREEMENT
                     AND PLAN OF MERGER AND REORGANIZATION


                  This AMENDMENT NO. 2, dated as of September 14, 1995 (this 'Amendment to the Agreement'), among CABLEVISION OF BOSTON LIMITED PARTNERSHIP, a Massachusetts limited partnership (the 'Partnership'), CABLEVISION OF BOSTON, INC., a Delaware corporation wholly owned by the Partnership ('Boston Sub'), CHARLES F. DOLAN, a general partner of the Partnership ('Dolan'), CABLEVISION SYSTEMS BOSTON CORPORATION, a Massachusetts corporation wholly owned by Dolan ('CSBC' and, together with Dolan, the 'General Partners'), CABLEVISION SYSTEMS CORPORATION, a Delaware corporation ('Cablevision'), COB, Inc., a Delaware corporation and a wholly owned subsidiary of Cablevision ('Merger Sub'),
CABLEVISION SYSTEMS SERVICES CORPORATION, a Delaware corporation and an affiliate of Dolan ('CSSC'), and CABLEVISION FINANCE LIMITED PARTNERSHIP, a New York limited partnership wholly owned by Cablevision ('Finance LP'), hereby amends the ACQUISITION AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the 'Agreement'), dated as of June 14, 1994, among the Partnership, Boston Sub, Dolan, CSBC, Cablevision, Merger Sub, CSSC and Finance LP as amended on June 14, 1995.

                  WHEREAS, the parties hereto desire that the Agreement be amended to postpone the date upon which Cablevision, the General Partners or the Partnership may terminate the Agreement by written notice to the other parties.

                  NOW, THEREFORE, in consideration of the mutual promises, covenants made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

                  1.       Section 8.2 of the Agreement is hereby
amended to read in its entirety as follows:

                  'Termination after December 31, 1995. Cablevision, the General Partners or the Partnership may terminate this Agreement by written notice to the other parties after December 31, 1995 if the Merger shall not have been consummated pursuant hereto, unless such date is extended by the mutual written consent of the parties hereto.'

                  2. This Amendment to the Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.



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                  3. This  Amendment to the  Agreement  shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York.

                  4. Except as expressly set forth herein, the Agreement shall remain in full force and effect.



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



                  IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement as of the date first above written.


                                    CABLEVISION OF BOSTON LIMITED
                                       PARTNERSHIP

                                    By:     CHARLES F. DOLAN,
                                              as General Partner


                                           /s/ Charles F. Dolan
                                        ---------------------------------
                                               Charles F. Dolan


                                    By:     CABLEVISION SYSTEMS BOSTON
                                               CORPORATION, as General Partner


                                    By:      /s/ Charles F. Dolan
                                        ---------------------------------
                                        Name:  Charles F. Dolan
                                        Title:  Chairman


                                    CHARLES F. DOLAN


                                           /s/ Charles F. Dolan
                                        ---------------------------------


                                    CABLEVISION SYSTEMS BOSTON CORPORATION


                                    By:  /s/ Charles F. Dolan
                                        ---------------------------------
                                        Name:  Charles F. Dolan
                                        Title:  Chairman


                                    CABLEVISION SYSTEMS CORPORATION


                                    By:          /s/ William J. Bell
                                        ---------------------------------
                                        Name:  William J. Bell
                                        Title:  Vice Chairman




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


                                    CABLEVISION OF BOSTON, INC.


                                    By:          /s/ William J. Bell
                                        ---------------------------------
                                        Name:  William J. Bell
                                        Title:  Vice Chairman


                                   COB, INC.


                                    By:          /s/ William J. Bell
                                        ---------------------------------
                                        Name:  William J. Bell
                                        Title:  Vice Chairman


                                    CABLEVISION SYSTEMS
                                       SERVICES CORPORATION


                                    By:          /s/ Charles F. Dolan
                                        ---------------------------------
                                        Name:  Charles F. Dolan
                                        Title:  President


                                    CABLEVISION FINANCE
                                       LIMITED PARTNERSHIP

                                    By:     CABLEVISION SYSTEMS CORPORATION,
                                                   as General Partner


                                    By:      /s/ William J. Bell
                                        ---------------------------------
                                        Name:  William J. Bell
                                        Title:  Vice Chairman



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